UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2006

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2006, Cole MF Chandler AZ, LLC, a Delaware limited liability company ("MF Chandler"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), entered into an agreement of purchase and sale (as amended, the "MF Chandler Agreement") with Alma School Town Center, LLC ("Alma School"), which is not affiliated with the Company, its advisor or affiliates. Series D, LLC, which is an affiliate of the Company and the Company’s advisor, was the original purchaser under the MF Chandler Agreement and assigned its rights and obligations under the MF Chandler Agreement to MF Chandler prior to acquiring the property. Pursuant to the MF Chandler Agreement, MF Chandler agreed to purchase all of Alma School’s interests in an approximately 31,063 square foot single-tenant retail building on an approximately 2.92 acre site located in Chandler, Arizona (the "MF Chandler Property") for a gross purchase price of approximately $5.9 million, exclusive of closing costs. The MF Chandler Property was constructed in 2001.

In connection with the MF Chandler Agreement, MF Chandler paid $125,000 as an earnest money deposit (the "MF Chandler Deposit"). On February 10, 2006, MF Chandler acquired the MF Chandler Property from Alma School and the MF Chandler Deposit was applied to the purchase price. The MF Chandler Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On February 9, 2006, in connection with the acquisition of the MF Chandler Property, COP II obtained an approximately $4.7 million loan from Series B, LLC, which is an affiliate of the Company and the Company’s advisor, by executing a promissory note (the "COP II Loan"). The COP II Loan, which is secured by COP II’s ownership interest in MF Chandler, has a variable interest rate based on the one-month LIBOR rate plus 200 basis points (the "MF Chandler Interest Rate") with monthly interest-only payments, and the outstanding principal and due and payable interest payable in full on December 31, 2006 (the "MF Chandler Maturity Date"). The COP II Loan generally is non recourse to COP II. The COP II Loan may be prepaid at any time without penalty or premium. The terms of the COP II Loan are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances.

In the event the COP II Loan is not paid off on the MF Chandler Maturity Date, the COP II Loan includes default provisions, including a default interest rate. The default interest rate shall be the MF Chandler Interest Rate plus 4% on all outstanding principal due.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 10, 2006, MF Chandler acquired the MF Chandler Property from Alma School. The purchase price of the MF Chandler Property was approximately $5.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and an approximately $4.7 million loan secured by COP II’s ownership interest in MF Chandler. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $117,000. The area surrounding the MF Chandler Property is shared by single-family residential subdivisions with industrial and commercial development. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The MF Chandler Property is 100% leased to Mountainside Fitness Centers of Ocotillo, LLC. ("Mountainside"), which is a wholly-owned subsidiary of Hatten Holdings, Inc. ("Hatten"), which guarantees the Lease. The MF Chandler Property is subject to a net lease, which commenced on July 8, 2002, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $469,051, or $15.10 per square foot, is fixed through the first five years of the initial lease term, with a 12% rental escalation beginning five years after the start of the initial lease term, and every five years thereafter for the remaining term of the lease, which expires July 18, 2022. Mountainside has two options to renew the lease, each for an additional five-year term beginning on July 19, 2022, with rental escalations of 12% at the beginning of each five-year renewal option.

In evaluating the MF Chandler Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the MF Chandler Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

Mountainside operates a chain of fitness centers in the state of Arizona. Currently there are five locations in the Phoenix metro area. In determining the creditworthiness of Mountainside, the Company considered a variety of factors, including historical financial information and financial performance, and local market position.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MF Chandler Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MF Chandler Property. The Company currently has no plans for any renovations, improvements or development of the MF Chandler Property. The Company believes the MF Chandler Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before April 26, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1 Press release dated February 14, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

February 14, 2006	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 14, 2006.